Exhibit 3.1

---------------------------
    SECRETARY OF STATE
          FILED
      JUNE 24 1998
AM                       PM
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                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT


     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation dated May 27, 1997:

1.  The name of the corporation is Emergent Group, Inc.

2. On June 10, 1998 the corporation adopted the following Amendment to its Articles of Incorporation:

         "RESOLVED, that Section 1 of the Restated Articles of Incorporation is hereby deleted and replaced with the following:

    (1) The name of the corporation shall be HomeGold Financial, Inc."

3. The manner, if not set forth in the amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                 Not Applicable

4.  Complete either a or b, whichever is applicable.

          x
    a.  _____ Amendment(s) adopted by shareholder action.
              At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:


          Number of      Number of           Number of Votes          Number of Undisputed*
Voting    Outstanding    Votes Entitled      Represented at           Shares Voted
Group     Shares         to be Cast          the Meeting              For         Against
-----     ------         ----------          -----------              ---------------------

Common    9,708,083      9,708,083           8,164,951                7,986,390   156,944


    b. ______ The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
              Code as amended, and shareholder action was not required.

5.  The effective date of these Articles of Amendment shall be July 1, 1998.


Date:  June 10, 1998
                                                    Emergent Group, Inc.
                                                   (Name of Corporation)

                                             /s/  John M. Sterling, Jr.
                                         By: ---------------------------------
                                             CEO


                                  98-025919CC


CERTIFIED TO BE A TRUE AND CORRECT COPY
  AS TAKEN FROM AND COMPARED WITH THE
   ORIGINAL ON FILE IN THIS OFFICE.

             JUL 09 1998

       /s/ signature illegible
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  SECRETARY OF STATE OF SOUTH CAROLINA